Exhibit 99.2

News Release

Media Contact: Jennifer Kaminski

Vice President | Public Relations Senior Manager

920-491-7576 | Jennifer.Kaminski@AssociatedBank.com

Investor Contact: Ben McCarville

Vice President | Director of Investor Relations

920-491-7059 | Ben.McCarville@AssociatedBank.com

Associated Bank executing next phase of strategic plan

GREEN BAY, Wis. – November 9, 2023 – Associated Banc-Corp (NYSE: ASB) today announced plans for the next phase of the Company’s people-led, digitally enabled strategic plan. These plans include a series of investments in people, products and technology intended to grow and remix the loan portfolio, accelerate core customer deposit growth, and deliver a better banking experience for customers.

“Since launching the first phase of our strategic plan in 2021, we’ve steadily executed on our plans to drive high-quality loan growth, expand our deposit capabilities and transform the digital experience for our customers,” said President and CEO Andy Harmening. “These efforts have resulted in strong balance sheet expansion, and better positioned us to attract, deepen and retain customer relationships. While we continue to benefit from these initial efforts, we also plan to capitalize on our momentum through the next phase of our strategic plan. Already underway, this plan accelerates our efforts to attract and deepen relationships, enhance our return profile and drive improved shareholder returns over time. We look forward to sharing updates on our progress in 2024 and beyond.”

Bolstering Talent to Foster Relationships and Balance Sheet Growth

Associated today announced further investments in talent to sharpen the Company’s focus on relationships and drive incremental loan and deposit growth.

•	The Company is expanding its commercial middle market team with plans to hire over 20 additional relationship managers in focus markets such as Milwaukee, Madison, Chicago, Twin Cities and St. Louis.

o      Neil Riegelman joined Associated in October as SVP, commercial banking segment leader. Riegelman brings more than 20 years of experience to Associated Bank. Having served in progressive commercial banking roles with BMO Harris Bank since 2005, he most recently held the position of managing director and team lead for commercial banking in Wisconsin. In his new role, Riegelman will oversee relationship development strategies in Milwaukee and Madison.

o	Associated’s Gus Hernandez has been appointed to the role of SVP, director of business banking. In his new role, he is responsible for business banking sales, product management and credit functions across the Company’s major metropolitan markets, including Milwaukee, Madison, Chicago and the Twin Cities. With approximately 35 years of banking experience, Hernandez is well-positioned to bridge Associated’s retail, small business and commercial middle market strategies. He is also expected to lead the Company’s efforts to add business bankers across the footprint.

o	A new commercial banking group leader reporting to head of corporate banking John Utz is also expected to be announced by December 1, 2023.

•	Associated has also advanced its private wealth strategy by hiring Jayne Hladio as EVP, president of private wealth in October. A Midwest banking leader, Hladio brings more than 30 years of market expertise to Associated. After serving a 12-year career at U.S. Bank, ultimately leading as national wealth management executive across 26 states, she most recently served as President of Midland Wealth Management and Midland Trust Co. Hladio will play an influential role in advancing the Company’s private wealth and mass affluent strategies.

•	As the Company looks to broaden and grow its loan portfolio, Associated also announced several adjustments to the Company’s consumer lending strategy. These adjustments are expected to decrease reliance on low-yielding portfolio mortgage loans and maintain capacity for more profitable growth in other areas. Key strategic changes include:

o	Limiting construction lending to customers with Associated Bank deposit relationships

o	Reducing portfolio lending to private wealth, mass affluent and CRA customers only

o	Emphasizing the sale of conforming mortgage loans to continue fully serving our communities while maintaining capacity for more profitable loan growth in other areas

Leveraging Talent, Products and Services to Drive Core Customer Deposit Growth

Following the successful launch of several deposit gathering initiatives over the past 24 months, the Company is focused on accelerating core customer deposit relationships to decrease reliance on higher-cost network and brokered funding sources. In addition to bolstering talent in key business units, the Company is leveraging customer feedback to deliver targeted product and service enhancements and supporting these efforts with customer acquisition-focused marketing and branding.

•	The planned 20+ new commercial relationship managers will be focused on attracting and deepening whole customer relationships including loans, deposits, treasury management and other services.

•	Associated also plans to dedicate additional resources to grow the mass affluent segment, which is expected to attract and deepen high-value customer relationships and create upstream opportunities into private wealth.

•	To drive growth in consumer and small business households, Associated plans to release several key product enhancements including early pay, automated savings and credit score monitoring. These enhancements will be supported by the Company’s customer acquisition-focused brand strategy.

Continued Execution on Associated’s Digital Roadmap

Following the successful launch of a new digital banking platform in September of 2022, Associated has leveraged agile delivery to execute 11 major customer-facing upgrades. This work has contributed to double-digit percentage increases in customer acquisition, double-digit percentage decreases in customer attrition, and multi-year highs in digital banking customer satisfaction. To build on this momentum, the Company has continued to make digital-forward investments and expects to deliver a quarterly cadence of feature and functionality upgrades. In 2024, planned initiatives include:

•	An A.I. enabled chatbot,

•	An omnichannel branch sales platform,

•	A personalized digital marketplace,

•	Credit score and identity protection functionality, and

•	An enhanced digital banking experience for private wealth clients

Funding Investments with Diligent Expense Control

In keeping with the Company’s strategy, a cross-functional team has reviewed Associated’s expense structure in partnership with a third-party consultant to identify cost saves and reinvest into the Company’s growth initiatives. Through these efforts, the Company has identified $25 million to $30 million in noninterest expense reductions for 2024. Expense reductions are primarily comprised of FTE reductions, branch consolidations and decreased discretionary spending. In connection with these expense reduction initiatives, the Company expects to incur a one-time charge of approximately $5 million in severance and other expenses in the fourth quarter of 2023.

After fully implementing these expense reductions and reinvestments, Associated’s noninterest expense is expected to grow by between 3% and 4% in both 2023 and 2024, excluding the one-time expenses anticipated in the fourth quarter of 2023.

Balance Sheet Repositioning

To accelerate the financial impacts of the Associated’s organic growth strategy, the Company also announced today a balance sheet repositioning transaction.

•	Under the terms of the transaction, Associated Bank has sold approximately $0.8 billion of investment securities and has agreed to sell approximately $1 billion in mortgage loans, generally in single-product relationships. The sale of the mortgage loans is expected to close by year-end 2023.

•	The transaction is expected to result in an after-tax loss of approximately $157 million which will cause the Company to report a net loss for the fourth quarter of 2023.

The transaction is expected to significantly increase Associated’s wholesale funding capacity by paying down FHLB advances and other high-cost funding, while also removing low-yielding assets from the books. The Company has also chosen to reinvest over $700 million into investment securities at current rates and cash.

Associated Bank management intends to provide additional details on its strategic plan and initiatives in a conference call for investors and analysts at 5:00 p.m. Central Time (CT) today, November 9, 2023. Interested parties can access the live webcast of the call through the Investor Relations section of the Company’s website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp strategic update call. An accompanying slide presentation will be available on the Company’s website just prior to the call. An audio archive of the webcast will be available on the Company’s website approximately fifteen minutes after the call is over.

An investor presentation has been filed as a Form 8-K with the Securities and Exchange Commission and can be accessed via Associated Banc-Corp’s website at http://investor.associatedbank.com.

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ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NYSE: ASB) has total assets of $42 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota. The Company also operates loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD-LOOKING STATEMENTS

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” “target,” “outlook,” “project,” “guidance,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.